                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 23, 1997



                             BRANDYWINE REALTY TRUST
             (Exact name of registrant as specified in its charter)




          MARYLAND                       1-9106                 23-2413352
(State or other jurisdiction   (Commission file number)      (I.R.S. Employer
      of incorporation)                                   Identification Number)



             16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)



                               Page 1 of 10 pages

Item 2.  Acquisition or Disposition of Assets.

                  On May 23, 1997, Brandywine Operating Partnership, L.P. (the "Operating Partnership"), a limited partnership of which Brandywine Realty Trust (the "Company") is the sole general partner, acquired a 10 property portfolio of office and flex/warehouse space (collectively, the "TA Properties") containing an aggregate of approximately 687,821 net rentable square feet, as more fully described below:

                  1. Oxford Corporate Center, Langhorne, Bucks County, PA, contains three flex/warehouse buildings aggregating approximately 115,390 net rentable square feet. As of May 23, 1997, this property was approximately 93.4% leased to eight tenants. Ecogen, Inc. is the largest tenant.

                  2. Springhouse Corporate Center, Lower Gwynedd, Montgomery County, PA, contains two office buildings aggregating approximately 139,467 net rentable square feet. As of May 23, 1997, this property was 100% leased to 14 tenants. Bisys Plan Services is the largest tenant.

                  3. Greentree Commons, Evesham Township, Burlington County, NJ, is a single-story garden office complex aggregating approximately 43,976 net rentable square feet. As of May 23, 1997, this property was approximately 88.2% leased to 22 tenants.

                  4. Highlands Business Center, Westampton, Burlington County, NJ, contains four flex/warehouse buildings aggregating approximately 388,988 net rentable square feet. As of May 23, 1997, this property was approximately 97.0% leased to 11 tenants. The largest tenant is Pepsi Food Services. In addition to four developed parcels, the property contains eight undeveloped parcels with an area of approximately 37 acres.

                  The net purchase price for the TA Properties totaled $41,625,000. The Operating Partnership paid the purchase price and closing expenses of approximately $620,000 through a borrowing under the revolving credit facility previously established with Smith Barney Mortgage Capital Group, Inc., and NationsBank, N.A.

                  The sellers of the TA Properties, (i) Advent Realty Limited Partnership, a Delaware limited partnership, by Advent Realty G.P. Limited Partnership, a Delaware limited partnership, its general partner, and (ii) Advent Realty Limited Partnership II, a Delaware limited partnership, by Advent Realty G.P. II Limited Partnership, a Delaware limited partnership, general partner and by Advent Real Estate Investment Texas Corporation, a Texas corporation, general partner (collectively, the "Sellers") are parties unaffiliated with the Company and the Operating Partnership. The purchase price for the TA Properties was determined by arm's-length negotiation between the Company and the Sellers.

                  The table set forth below shows certain information regarding rental rates and lease expirations for the TA Properties.

                           Scheduled Lease Expirations
                               (The TA Properties)

                        Number of Leases           Rentable Square            Final Annualized           Percentage of Total
     Year of            Expiring Within            Footage Subject           Base Rent from the         Final Annualized Base
      Lease             the Year at the          to Expiring Leases         TA Properties under      Rent from the TA Properties
    Expiration         TA Properties (1)        at the TA Properties        Expiring Leases (2)         Under Expiring Leases
    ----------         -----------------        --------------------        -------------------         ---------------------

       1997                      10                      42,372                  $     651,364                  11.7%
       1998                      12                      52,542                        405,574                   7.3%
       1999                      13                     188,693                      1,027,218                  18.5%
       2000                      10                      84,896                        889,084                  16.0%
       2001                       5                      58,787                        784,630                  14.1%
       2002                       7                     195,754                      1,606,772                  28.9%
       2003                       -                           -                              -                     -
       2004                       -                           -                              -                     -
       2005                       -                           -                              -                     -
       2006 and
       Thereafter                 1                      40,188                        193,706                   3.5%
                            ---------               --------------           ------------------              -------------

           Total                 58                     663,232                   $  5,558,348                  100.0%
                            =========               ==============           ==================              =============

(1) A lease is considered to expire if, and at any time, it is terminable by the tenant without payment of penalty or premium.

(2) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate in the final month prior to expiration multiplied by twelve.


                  On May 30, 1997, the Operating Partnership acquired a six property portfolio of office space (collectively, the "Emmes Properties") containing an aggregate of approximately 608,008 net rentable square feet, as more fully described below:

                  1. Laurel Corporate Center, Mount Laurel, NJ, contains five office properties (2000, 4000, 9000, 10000 and 15000 Midlantic Drive) aggregating approximately 495,103 net rentable square feet. As of May 30, 1997, the properties were approximately 79.8% leased to 21 tenants. Significant tenants include New Jersey Bell Telephone, QAD, Inc., and Automotive Rentals, Inc.

                  2. 7000 Geerdes Boulevard, King of Prussia, PA, is a 112,905 square foot office property. As of May 30, 1997, this property was 100% leased to Martin Marietta.

                  The net purchase price for the Emmes Properties totaled $66,200,000. The Operating Partnership paid the purchase price, and closing expenses of approximately $294,000 as follows: (i) $14,275,000 was paid through a borrowing under the revolving credit facility previously established with Smith Barney Mortgage Capital Group, Inc. and NationsBank, N.A. and (ii) the balance and closing expenses were paid through a borrowing under the Bridge Loan established with Smith Barney Mortgage Capital Group, Inc. and NationsBank, N.A. as defined in Item 5 of this filing.

                  The seller of the Emmes Properties, EDB Property Partners, L.P. I, a Delaware limited partnership, by Emmes Laurel Property Corp., a general partner (the "Emmes Seller"), is unaffiliated with the Company and the Operating Partnership. The purchase price for the Emmes Properties was determined by arm's-length negotiation between the Company and the Emmes Seller.

                  The table set forth below shows certain information regarding rental rates and lease expirations for the Emmes Properties.

                           Scheduled Lease Expirations
                             (The Emmes Properties)

                        Number of Leases          Rentable Square           Final Annualized           Percentage of Total
     Year of            Expiring Within           Footage Subject           Base Rent from the       Final Annualized Base Rent
      Lease             the Year at the        to Expiring Leases at      Emmes Properties under      from the Emmes Properties
    Expiration        Emmes Properties (1)     the Emmes Properties        Expiring Leases (2)          Under Expiring Leases
    ----------        --------------------     --------------------        -------------------          ---------------------

       1997                       2                     14,341                  $     194,800                    2.8%
       1998                       3                     20,591                        255,116                    3.6%
       1999                       4                    158,931                      1,899,474                   27.0%
       2000                       5                    108,323                      1,389,319                   19.8%
       2001                       4                     76,068                      1,042,933                   14.8%
       2002                       2                     41,176                        790,911                   11.3%
       2003                       -                          -                              -                      -
       2004                       1                     13,956                        127,139                    1.8%
       2005                       -                          -                              -                      -
       2006 and
      Thereafter                  1                     74,728                      1,326,048                   18.9%
                            ---------              --------------           ------------------

           Total                 22                    508,114                   $  7,025,740                   100.0%
                            =========              ==============           ==================               =============


(1) A lease is considered to expire if, and at any time, it is terminable by the tenant without payment of penalty or premium.

(2) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate in the final month prior to expiration multiplied by twelve.

                   On June 5, 1997, the Operating Partnership acquired two office buildings, 748 Springdale Road and 855 Springdale Road, located in West Whiteland Township, Chester County, PA (collectively, "Springdale"), for a net purchase price of $5,250,000. The buildings contain approximately 64,592 net rentable square feet. As of June 5, 1997, the buildings were approximately 96% leased to three tenants. Environmental Resources Management, Inc. is the largest tenant. The pro forma information contained within this filing does not reflect the Springdale acquisition.

                   After giving effect to the acquisitions of the TA Properties, the Emmes Properties and Springdale, the Company's portfolio consists of 69 office properties and 5 industrial properties that contain an aggregate of approximately 4.2 million net rentable square feet.

  Item 5.  Other Events

          On May 12, 1997, the Annual Meeting of Shareholders of the Company was held and action was taken on four matters described in the Company's proxy statement prepared in connection with such meeting. A brief description of each matter and the voting results follows:

     1. The election of seven trustees (Anthony A. Nichols, Sr., Gerard H. Sweeney, Joseph L. Carboni, Richard M. Osborne, Warren V. Musser, Walter D'Alessio, and Charles P. Pizzi) to the Board of Trustees to serve a term until the next annual meeting of shareholders and until his successor is duly elected and qualified. The voting results are summarized below:

                               Trustee                         For                 Withheld               Total
                               -------                         ---                 --------               -----
                 Anthony A. Nichols, Sr.                    9,017,147               91,455              9,108,602
                 Gerard H. Sweeney                          9,017,552               91,050              9,108,602
                 Joseph L. Carboni                          9,025,247               83,355              9,108,602
                 Richard M. Osborne                         9,005,547              103,055              9,108,602
                 Warren V. Musser                           9,021,786               86,816              9,108,602
                 Walter D'Alessio                           9,016,952               91,650              9,108,602
                 Charles P. Pizzi                           9,022,581               86,021              9,108,602

     2. The conversion of the Company's outstanding Series A convertible preferred shares of beneficial interest into common shares of beneficial interest received votes as follows:

                                    6,134,924  Votes in favor
                                       46,758  Votes against
                                       34,119  Abstentions
                                    1,468,064  Broker non-votes

     3. An amendment to the Declaration of Trust of the Company to permit the Board of Trustees to alter the number of authorized shares of beneficial interest in the Company received votes as follows:

                                    8,722,180  Votes in favor
                                      310,676  Votes against
                                       37,457  Abstentions
                                    1,463,026  Broker non-votes

     4. Adoption of the 1997 Long-Term Incentive Plan received votes as follows:

                                    7,224,607  Votes in favor
                                    1,803,875  Votes against
                                       41,831  Abstentions
                                    1,463,026  Broker non-votes

         Each of the matters presented above received a sufficient amount of votes to be approved.

         On May 22, 1997, Mr. Joseph L. Carboni died. Mr. Carboni served as a Trustee of the Company since May 1991. The Company recognizes Mr. Carboni's valuable contributions and is grateful for his years of service.

          Smith Barney Mortgage Capital Group, Inc. and NationsBank, N.A. (the "Co-Lenders") agreed to loan the Company up to $70,000,000 (the "Bridge Loan") for the purpose of acquiring the Emmes Properties and other potential acquisitions. As of the date of this Current Report, the Bridge Loan is collateralized by first lien mortgages and assignments of rents and leases on the TA Properties, the Emmes Properties and the Company's recent 5 Eves Drive and Greentree Executive Campus acquisitions in New Jersey. The Bridge Loan is also collateralized by certain guaranties and indemnification agreements supplied by the Company and various subsidiaries.

          The Bridge Loan may be funded in up to four separate advances, accrues interest at a designated Libor rate, and is prepayable without fee or penalty upon certain designated re-set dates (but not otherwise), and matures on July 30, 1997. The Company expects to refinance the Bridge Loan with an increase under its existing revolving credit facility.

          In the event the Company is unable to refinance the Bridge Loan through an increase in its existing revolving credit facility, the Company will be required to refinance the Bridge Loan through an alternative source.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)      Financial Statements of Businesses Acquired.

                  The audited statement of revenue and certain operating expenses of the TA Properties for the year ended December 31, 1996 and the unaudited statements of revenue and certain operating expenses for the three months ended March 31, 1997 and March 31, 1996 are included on pages F-13 to F-16.

                  The audited statement of revenue and certain operating expenses of the Emmes Properties for the year ended December 31, 1996 and the unaudited statements of revenue and certain operating expenses for the three months ended March 31, 1997 and March 31, 1996 are included on pages F-17 to F-20.


         (b)      Pro Forma Financial Information.

                  Pro forma financial information which reflects the Company's acquisition of the TA Properties and the Emmes Properties as of and for the three months ended March 31, 1997 and for the year ended December 31, 1996 are included on pages F-1 to F-12.


          (c)      Exhibits.

                   3.1     Amended and Restated Declaration of Trust

                   10.1 Agreement of Purchase and Sale - by and between Advent Realty Limited Partnership and Advent Realty Limited Partnership II and the Company regarding Oxford Corporate Center, Bucks County, PA; Springhouse Corporate Center, Montgomery County, PA; Greentree Commons, Burlington County, NJ; and Highlands Business Center, Burlington County, NJ.

                   10.2 Agreement of Sale - by and between EDB Property Partners, L.P. I a Delaware limited partnership and the Company regarding (i) 7000 Geerdes Boulevard, located in King of Prussia, Pennsylvania and (ii) 2000/4000 Midlantic Drive, 9000 Midlantic Drive, 10000 Midlantic Drive and 15000 Midlantic Drive, located in Mount Laurel, New Jersey.

                   10.3 Amendment No. 3 to Agreement of Limited Partnership of Brandywine Operating Partnership, L.P.

                   Exhibits 10.4 to 10.11 relate to the Bridge Loan as defined in Item 5

                   10.4    $35,000,000 Note (NationsBank, N.A.)

                   10.5 $35,000,000 Note (Smith Barney Mortgage Capital Group, Inc.)

                   10.6    Credit Agreement

                   10.7    Form of Pennsylvania Mortgage

                   10.8    Form of New Jersey Mortgage

                   10.9    Assignment of Leases and Rents

                   10.10   Guaranty of Payment

                   10.11   Hazardous Material Guaranty and Indemnification
                           Agreement

                   23.1    Consent of Arthur Andersen LLP

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                            BRANDYWINE REALTY TRUST


  Date:  June 9, 1997                       By:    /s/ Gerard H. Sweeney
                                                   ---------------------
                                            Title: President and Chief Executive
                                                      Officer

                             BRANDYWINE REALTY TRUST

                          INDEX TO FINANCIAL STATEMENTS



I.       UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION


                o  Pro Forma Condensed Consolidating Balance Sheet as of March 31, 1997..............F - 4

                o  Pro Forma Condensed Consolidating Statement of Operations for the
                   Year Ended December 31, 1996......................................................F - 5

                o  Pro Forma Condensed Consolidating Statement of Operations for the
                   Three Months Ended March 31, 1997.................................................F - 6

                o  Notes and Management's Assumptions to Unaudited Pro Forma Condensed
                   Consolidating Financial Information...............................................F - 7


II      TA PROPERTIES

                o  Report of Independent Public Accountants..........................................F - 13

                o  Combined Statements of Revenue and Certain Expenses for the Year
                   Ended December 31, 1996 (audited) and for the Three Month Periods
                   Ended March 31, 1997 and March 31, 1996 (unaudited)...............................F - 14

                o  Notes to Combined Statements of Revenue and Certain Expenses......................F - 15


III     EMMES PROPERTIES

                o  Report of Independent Public Accountants..........................................F - 17

                o  Combined Statements of Revenue and Certain Expenses for the Year
                   Ended December 31, 1996 (audited) and for the Three Month Periods
                   Ended March 31, 1997 and March 31, 1996 (unaudited)...............................F - 18

                o  Notes to Combined Statements of Revenue and Certain Expenses......................F - 19



                             BRANDYWINE REALTY TRUST
             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION


         The following sets forth the pro forma condensed consolidating balance sheet of Brandywine Realty Trust ("the Company") as of March 31, 1997 and the pro forma condensed consolidating statements of operations for the three months ended March 31, 1997 and for the year ended December 31, 1996.

         The pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of (i) the Company;
(ii) the 19 "SSI/TNC" Properties acquired in August 1996; (iii) the LibertyView Building acquired in July 1996; (iv) the 1996 Additional Acquisition Properties, consisting of (a) the nine properties (the "SERS Properties") acquired in November 1996 from the Pennsylvania State Employees Retirement System ("SERS") and its subsidiaries, (b) Delaware Corporate Center I, (c) 700/800 Business Center Drive and (d) 8000 Lincoln Drive; (v) the Columbia Acquisition Properties acquired in January 1997; (vi) the Main Street Acquisition Properties acquired in March 1997; (vii) the TA Properties acquired in May 1997; and (viii) the Emmes Properties acquired in May 1997.

         The unaudited pro forma condensed consolidating financial information is presented as if the following events occurred no later than March 31, 1997, for balance sheet purposes, and at the beginning of the period presented, for purposes of the statements of operations:

       - The Company acquired the LibertyView Building.

       - The Company acquired its partnership interests in Brandywine Operating Partnership, L.P. (the "Operating Partnership").

       -  The Operating Partnership acquired the 19 SSI/TNC Properties.

       - The $774,000 loan from Turkey Vulture Fund XIII, Ltd. (the "RMO Fund") was satisfied by the issuance of 46,321 Paired Units to the RMO Fund. Each Paired Unit consists of one Common Share and a warrant exercisable for one Common Share at a price of $19.50.

       - The Company issued 4,600,000 Common Shares at $16.50 per share, of which 600,000 shares related to the underwriter's exercise of the over-allotment option (the "1996 Offering").

       - The Operating Partnership acquired the 1996 Additional Acquisition Properties for: (i) 481,818 Series A Convertible Preferred Shares convertible into 1,606,060 Common Shares valued at $26,444,000; (ii) discounted deferred payments of $3,225,000; (iii) warrants to purchase 133,333 Common Shares at an exercise price of $25.50 valued at $56,000 and (iv) $23,658,000 of cash.

       - The Company issued 636,363 Common Shares at $16.50 per share to a voting trust established for the benefit of SERS, in exchange for $10.5 million (the "SERS Offering") and contributed such proceeds to the Operating Partnership in exchange for 636,363 units of general partnership interest ("GP Units") in the Operating Partnership.

       - The Company issued 709,090 Common Shares at $16.50 per share to two investment funds managed by Morgan Stanley Asset Management Inc. (the "Morgan Stanley Offering") and contributed the proceeds to the Operating Partnership in exchange for 709,090 GP Units.

       - The Operating Partnership repaid $49,805,000 of mortgage indebtedness and $764,000 of loans made by Safeguard Scientifics, Inc. and paid a $500,000 prepayment penalty with a portion of the proceeds of the 1996 Offering, the SERS Offering and the Morgan Stanley Offering.

       - The Operating Partnership acquired the Columbia Acquisition Properties for $31,481,000, including closing costs of $181,000, paid as follows:
         (i) $7,000,000 of borrowings under the Company's revolving credit facility, (ii) $12,157,000 through an assumption by the Operating Partnership of mortgage indebtedness encumbering two of the office buildings and (iii) the $12,324,000 balance from cash reserves.

       - The Company issued 2,375,500 Common Shares at $20.625 per share, of which 175,500 shares related to the underwriter's exercise of the over-allotment option (the "1997 Offering").

       - The Operating Partnership acquired the Main Street Acquisition Properties for $21,583,000, including $83,000 of closing costs, paid as follows: (i) cash of $19,683,000 and (ii) assumed debt of $1,900,000.

       - The Operating Partnership acquired 1336 Enterprise Drive, Greentree Executive Campus, Five Eves Drive and Kings Manor (the "Other 1997 Acquisitions") for approximately $21,785,000, including closing costs of approximately $168,000, paid using existing cash reserves and borrowings under the Company's revolving credit facility.

       - The Operating Partnership acquired the TA Properties for $42,245,000, including $620,000 of closing costs, paid through a borrowing under the Company's revolving credit facility.

       - The Operating Partnership acquired the Emmes Properties for $66,494,000, including $294,000 of closing costs, paid as follows: (i) $14,275,000 of borrowings under the Company's revolving credit facility and (ii) the balance through a borrowing under the Bridge Loan.


       The pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at March 31, 1997, nor does it purport to represent the future financial position and the results of operations of the Company.

                             BRANDYWINE REALTY TRUST

                 PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
                      AS OF MARCH 31, 1997 (Notes 1 and 2)

                                   (Unaudited)
                                 (In thousands)



                                                            BRANDYWINE    OTHER EVENTS
                                                          REALTY TRUST     SUBSEQUENT       TA              EMMES
                                                           HISTORICAL     TO MARCH 31,   PROPERTIES      PROPERTIES    PRO FORMA
                                                          CONSOLIDATED      1997 (A)        (B)              (C)      CONSOLIDATED
                                                            ---------      ---------      ---------     ---------     ---------
ASSETS:
     Real estate investments, net                           $ 208,825      $  18,147      $  42,245     $  66,494     $ 335,711
     Cash and cash equivalents                                 18,398         (3,550)          --            --          14,848
     Escrowed cash                                              1,612           --             --            --           1,612
     Accounts receivable                                        2,074           --             --            --           2,074
     Due from affiliates                                          479           --             --            --             479
     Investment in management company                             116           --             --            --             116
     Deferred costs and other assets                            4,850           --             --            --           4,850
                                                            ---------      ---------      ---------     ---------     ---------
        Total assets                                          236,354         14,597         42,245        66,494       359,690
                                                            =========      =========      =========     =========     =========

LIABILITIES:
     Mortgages and notes payable                               46,848         14,597         42,245        66,494       170,184
     Accrued interest                                             257           --             --            --             257
     Accounts payable and accrued expenses                      3,223           --             --            --           3,223
     Distributions payable                                      4,064           --             --            --           4,064
     Tenant security deposits and deferred rents                2,157           --             --            --           2,157
                                                            ---------      ---------      ---------     ---------     ---------
        Total liabilities                                      56,549         14,597         42,245        66,494       179,885
                                                            ---------      ---------      ---------     ---------     ---------

MINORITY INTEREST                                               6,356           --             --            --           6,356
                                                            ---------      ---------      ---------     ---------     ---------

CONVERTIBLE PREFERRED SHARES                                   23,458           --             --            --          23,458
                                                            ---------      ---------      ---------     ---------     ---------

BENEFICIARIES' EQUITY:
     Common shares of beneficial interest                          96           --             --            --              96
     Additional paid-in capital                               162,885           --             --            --         162,885
     Share warrants                                               962           --             --            --             962
     Cumulative deficit                                        (1,198)          --             --            --          (1,198)
     Cumulative distributions                                 (12,754)          --             --            --         (12,754)
                                                            ---------      ---------      ---------     ---------     ---------
        Total beneficiaries' equity                           149,991           --             --            --         149,991
                                                            ---------      ---------      ---------     ---------     ---------

        Total liabilities and beneficiaries equity          $ 236,354      $  14,597      $  42,245     $  66,494     $ 359,690
                                                            =========      =========      =========     =========     =========

                             BRANDYWINE REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
              FOR THE YEAR ENDED DECEMBER 31, 1996 (Notes 1 and 3)

                                   (Unaudited)
               (In thousands, except share and per share amounts)


                                                                                           1997 EVENTS
                                            BRANDYWINE                            --------------------------------
                                              REALTY
                                              TRUST                                            TA         EMMES         TOTAL
                                            HISTORICAL       1996                   OTHER   PROPERTIES  PROPERTIES    PRO FORMA
                                         CONSOLIDATED (A)  EVENTS (B)  SUBTOTAL   EVENTS (D)   (E)         (F)       CONSOLIDATED
                                        ----------------- -----------  ---------  ---------  --------   ----------   -----------

REVENUE:
     Base rents                               $  8,462    $ 12,646    $ 21,108    $ 11,913   $  5,102    $  6,214    $ 44,337
     Tenant reimbursements                       1,372       2,838       4,210       1,249        735       2,681       8,875
     Other                                         196         100         296         377          9          10         692
                                              --------    --------    --------    --------   --------    --------    --------
        Total Revenue                           10,030      15,584      25,614      13,539      5,846       8,905      53,904
                                              --------    --------    --------    --------   --------    --------    --------

OPERATING EXPENSES:
     Interest                                    2,751         513       3,264       2,250      3,168       4,987      13,669
     Depreciation and amortization               2,836       4,687       7,523       2,334      1,352       2,128      13,337
     Property expenses                           3,709       6,830      10,539       5,830      1,962       3,482      21,813
     General and administrative                    825         148         973        --         --          --           973
                                              --------    --------    --------    --------   --------    --------    --------
        Total operating expenses                10,121      12,178      22,299      10,414      6,482      10,597      49,792
                                              --------    --------    --------    --------   --------    --------    --------

        Income (loss) before minority
          interest                                 (91)      3,406       3,315       3,125       (636)     (1,692)      4,112

Minority interest in (income) loss                 (45)       (429)       (474)         10         22          59        (383)
                                              --------    --------    --------    --------   --------    --------    --------

Income (loss) before uncombined entity            (136)      2,977       2,841       3,135       (614)     (1,633)      3,729

Equity in income of management company             (26)         66          40        --          105          65         210
                                              --------    --------    --------    --------   --------    --------    --------

Net income (loss)                                 (162)      3,043       2,881       3,135       (509)     (1,568)      3,939

(Income) loss allocated to Preferred Shares       (401)     (1,847)     (2,248)       --         --          --        (2,248)
                                              --------    --------    --------    --------   --------    --------    --------

Income (loss) allocated to Common Shares      $   (563)   $  1,196    $    633    $  3,135   $   (509)   $ (1,568)   $  1,691
                                              ========    ========    ========    ========   ========    ========    ========

Earnings (loss) per Common Share              $  (0.43)                                                              $   0.18
                                              =========                                                              ========

Weighted average number of shares
     outstanding including share
     equivalents                             1,302,648                                                              9,291,406
                                             ---------                                                              ---------

                             BRANDYWINE REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 1997 (Notes 1 and 3)

                                   (Unaudited)
               (In thousands, except share and per share amounts)


                                                                                      1997 EVENTS
                                                      BRANDYWINE          -----------------------------------
                                                        REALTY
                                                        TRUST                         TA            EMMES           TOTAL
                                                      HISTORICAL       OTHER       PROPERTIES     PROPERTIES       PRO FORMA
                                                   CONSOLIDATED (A)  EVENTS (C)       (E)             (F)        CONSOLIDATED
                                                   ----------------  ---------    -----------   -------------    -----------

REVENUE:
     Base rents                                       $  6,999       $  1,744       $  1,292       $  1,542       $ 11,577
     Tenant reimbursements                               1,327            212            188            678          2,405
     Other                                                 272             25              4              1            302
                                                      --------       --------       --------       --------       --------
        Total Revenue                                    8,598          1,981          1,484          2,221         14,284
                                                      --------       --------       --------       --------       --------

OPERATING EXPENSES:
     Interest                                              975            341            781          1,230          3,327
     Depreciation and amortization                       2,310            340            333            525          3,508
     Property operating expenses                         2,810            910            439            799          4,958
     Other expenses                                        484           --             --             --              484
                                                      --------       --------       --------       --------       --------
        Total operating expenses                         6,579          1,591          1,553          2,554         12,277
                                                      --------       --------       --------       --------       --------

        Income (loss) before minority interest           2,019            390            (69)          (333)         2,007

Minority interest in (income) loss                         (94)           (14)             2             12            (94)
                                                      --------       --------       --------       --------       --------

Income (loss) before uncombined entity                   1,925            376            (67)          (321)         1,913

Equity in income of management company                     125           --               26             16            167
                                                      --------       --------       --------       --------       --------

Net income (loss)                                        2,050            376            (41)          (305)         2,080

(Income) loss allocated to Preferred Shares               (499)          --             --             --             (499)
                                                      --------       --------       --------       --------       --------

Income (loss) allocated to Common Shares              $  1,551       $    376       $    (41)      $   (305)      $  1,581
                                                      ========       ========       ========       ========       ========

Earnings (loss) per Common Share                      $   0.20                                                    $   0.17
                                                      ========                                                    ========

Weighted average number of shares
     outstanding including share equivalents         7,776,607                                                   9,464,807
                                                     ---------                                                   ---------



                             BRANDYWINE REALTY TRUST

                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATING
                              FINANCIAL INFORMATION
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


1.       BASIS OF PRESENTATION:

         Brandywine Realty Trust (the "Company") is a Maryland real estate investment trust. As of March 31, 1997, the Company owned 50 properties. The Company's interest in 49 of the Properties is held through Brandywine Operating Partnership, L.P. (the "Operating Partnership"). The Company is the sole general partner of the Operating Partnership and as of March 31, 1997, the Company held a 96.5% interest in the Operating Partnership.

         These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company, the SSI/TNC Properties, the LibertyView Building, the 1996 Additional Acquisition Properties, the Columbia Acquisition Properties, the Main Street Acquisition Properties, the TA Properties and the Emmes Properties. In management's opinion, all adjustments necessary to reflect the effects of the 1996 Offering, the SERS Offering, the Morgan Stanley Offering, the 1997 Offering, the acquisitions of the SSI/TNC Properties, the LibertyView Building, the 1996 Additional Acquisition Properties, the Columbia Acquisition Properties, the Main Street Acquisition Properties, the Other 1997 Acquisitions, the TA Properties and the Emmes Properties by the Company have been made.



2.       ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET:

         (A) Reflects the Company's acquisition of the Other 1997 Acquisitions (only those acquisitions which occurred after March 31, 1997 are included as 1336 Enterprise Drive is included in the Company's historical March 31, 1997 balance sheet) based upon the respective purchase prices and closing costs as follows:

                                                            TOTAL OTHER
                                   GREENTREE                    EVENTS
                                   EXECUTIVE     FIVE EVES  SUBSEQUENT TO
                    KINGS MANOR      CAMPUS        DRIVE    MARCH 31, 1997
                    -----------      ------        -----    --------------

Purchase Price        $ 3,500       $11,150       $ 3,375       $18,025
Closing Costs              50            59            13           122
                      -------       -------       -------       -------
                      $ 3,550       $11,209       $ 3,388       $18,147




         (B) Reflects the Company's acquisition of the TA Properties based upon the purchase price plus closing costs as follows:


                                             TA Properties
                                             -------------

                      Purchase Price           $   41,625
                      Closing Costs                   620
                                             -------------
                                               $   42,245

         (C) Reflects the Company's acquisition of the Emmes Properties based upon the purchase price plus closing costs as follows:

                                            Emmes Properties
                                             -------------

                      Purchase Price           $   66,200
                      Closing Costs                   294
                                             -------------
                                               $   66,494


3.   ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS:

         (A) Reflects the historical consolidated operations of the Company.

         (B) Reflects the historical operations of the SSI/TNC Properties, LibertyView Building and the 1996 Additional Acquisition Properties from January 1, 1996 through the respective dates of acquisition, plus the pro forma 1996 Offering adjustments. The table below reflects the adjustments:

                                          SSI/TNC                                                          1996
                                        Properties                                                       Pro Forma
                                           and                   Delaware      700/800                    & Other         Total
                                      Liberty View    SERS      Corporate  Business Center  8000 Lincoln  Offering      Pro Forma
                                        Building   Properties    Center        Drive           Drive     Adjustments    1996 Events
                                         -------   ----------    ------    --------------   -----------  -----------    -----------
Revenue:
     Base rents                          $  5,714    $  4,008   $  2,036     $    651        $    237      $   --       $  12,646
     Tenant reimbursements                  2,511         249       --             76               2          --           2,838
     Other                                    100        --         --           --              --            --             100
                                         --------    --------   --------     --------        --------      --------      --------
       Total revenue                        8,325       4,257      2,036          727             239          --          15,584

Operating Expenses:
     Interest                               3,783         194       --           --              --          (3,464)          513
     Depreciation and amortization          2,819         818        374          212              89           375         4,687
     Property expenses                      2,831       2,217        552          270             231           729         6,830
     General and administrative               715        --         --           --              --            (567)          148
                                         --------    --------   --------     --------        --------      --------      --------
       Total operating expenses            10,148       3,229        926          482             320        (2,927)       12,178

Income (loss) before minority interest     (1,823)      1,028      1,110          245             (81)        2,927         3,406
Minority interest in (income) loss            513        --         --           --              --            (942)         (429)
Income (loss) before uncombined entity     (1,310)      1,028      1,110          245             (81)        1,985         2,977
Equity in income of management company         75        --         --           --              --              (9)           66
                                         --------    --------   --------     --------        --------      --------      --------
Net income (loss)                          (1,235)      1,028      1,110          245             (81)        1,976         3,043
Income allocated to Preferred Shares         --          --         --           --              --           1,847         1,847
                                         --------    --------   --------     --------        --------      --------      --------
Income (loss) allocated to Common Shares $ (1,235)   $  1,028   $  1,110     $    245        $    (81)     $    129      $  1,196
                                         ========    ========   ========     ========        ========      ========      ========


         (C) Reflects the pro forma adjustments relating to the Columbia Acquisition Properties, the Main Street Acquisition Properties and the 1997 Other Acquisitions for the three months ended March 31, 1997 and other pro forma adjustments to reflect the 1997 Offering for the three months ended March 31, 1997. The operating results reflected below include the historical results and related pro forma adjustments to reflect the period January 1, 1997 through the respective acquisition dates. Operating results from those dates forward are included in the historical results of the Company.

                                                                          Other 1997 Acquisitions
                                                        Main       -----------------------------------------
                                         Columbia      Street        1336                Greentree    Five
                                        Acquisition  Acquisition   Enterprise   Kings    Executive    Eves      1997    Total Other
                                         Properties   Properties     Drive      Manor     Campus     Drive    Offering  1997 Events
                                         ----------   ----------   -----------  -----     ------     -----    --------  -----------
Revenue:
     Base rents                            $  338      $  542      $   78      $  101      $  599    $   86     $ --      $1,744
     Tenant reimbursements                     24          60          13          26          79        10       --         212
     Other                                     25        --          --          --          --        --         --          25
                                           ------      ------      ------      ------      ------    ------     ------    ------
       Total revenue                          387         602          91         127         678        96       --       1,981

Operating Expenses:
     Interest (i)                             110        --          --          --           207        63        (39)      341
     Depreciation and amortization (ii)        66         109          21          28          89        27       --         340
     Property expenses                        130         379          19          42         303        37       --         910
     General and administrative              --          --          --          --          --        --         --        --
                                           ------      ------      ------      ------      ------    ------     ------    ------
       Total operating expenses               306         488          40          70         599       127        (39)    1,591

Income (loss) before minority interest         81         114          51          57          79       (31)        39       390
Minority interest in (income) loss             (3)         (4)         (2)         (2)         (3)        1         (1)      (14)
Income (loss) before uncombined entity         78         110          49          55          76       (30)        38       376
Equity in income of management company       --          --          --          --          --        --         --        --
                                           ------      ------      ------      ------      ------    ------     ------    ------
Net income (loss)                              78         110          49          55          76       (30)        38       376
Income allocated to Preferred Shares         --          --          --          --          --        --         --        --
                                           ------      ------      ------      ------      ------    ------     ------    ------
Income (loss) allocated to Common Shares   $   78      $  110      $   49      $   55      $   76    $  (30)    $   38    $  376
                                           ======      ======      ======      ======      ======    ======     ======    ======


(i) Pro forma interest expense is presented assuming an effective rate of 7.5% on borrowings under the Company's revolving credit facility. The adjustment for the Columbia Acquisition Properties also reflects an effective interest rate of 9.5% on assumed debt. The adjustment for the 1997 Offering represents interest savings related to the payoff of $7 million of credit facility borrowings at an effective rate of 7.5%.

(ii) Pro forma depreciation expense is presented assuming an 80% building and 20% land allocation of the purchase price and capitalized closing costs and assumes a useful life of 25 years.

         (D) Reflects the pro forma statements of operations of the Columbia Acquisition Properties, the Main Street Acquisition Properties and the 1997 Other Acquisitions for the year ended December 31, 1996 and other pro forma adjustments to reflect the 1997 Offering for the year ended December 31, 1996. The operating results reflected below include the historical results and related pro forma adjustments to reflect the period January 1, 1996 through the earlier of the respective acquisition dates or December 31, 1996. Operating results from those dates forward are included in the historical results of the Company.


                                                                          1997 Other Acquisitions
                                                        Main       -----------------------------------------
                                         Columbia      Street        1336                Greentree    Five
                                        Acquisition  Acquisition   Enterprise   Kings    Executive    Eves      1997    Total Other
                                         Properties   Properties     Drive      Manor     Campus     Drive    Offering  1997 Events
                                         ----------   ----------   -----------  -----     ------     -----    --------  -----------
Revenue:
     Base rents                            $ 5,146     $ 3,141     $   437     $   411     $ 2,430  $   348    $  --      $11,913
     Tenant reimbursements                     359         347          75         107         322       39       --        1,249
     Other                                     376        --          --          --          --          1       --          377
                                           -------     -------     -------     -------     -------  -------    -------    -------
       Total revenue                         5,881       3,488         512         518       2,752      388       --       13,539

Operating Expenses:
     Interest (i)                            1,680        --          --          --           841      254       (525)     2,250
     Depreciation and amortization (ii)      1,007         629         117         114         359      108       --        2,334
     Property expenses                       1,979       2,194         107         170       1,229      151       --        5,830
     General and administrative               --          --          --          --          --       --         --         --
                                           -------     -------     -------     -------     -------  -------    -------    -------
       Total operating expenses              4,666       2,823         224         284       2,429      513       (525)    10,414

Income (loss) before minority interest       1,215         665         288         234         323     (125)       525      3,125
Minority interest in (income) loss            --          --          --          --          --       --          (29)        10
Income (loss) before uncombined entity       1,215         665         288         234         323     (125)       496      3,135
Equity in income of management company        --          --          --          --          --       --         --         --
                                           -------     -------     -------     -------     -------  -------    -------    -------
Net income (loss)                            1,215         665         288         234         323     (125)       496      3,135
Income allocated to Preferred Shares          --          --          --          --          --       --         --         --
                                           -------     -------     -------     -------     -------  -------    -------    -------
Income (loss) allocated to Common Shares   $ 1,215     $   665     $   288     $   234     $   323  $  (125)   $   496    $ 3,135
                                           =======     =======     =======     =======     =======  =======    =======    =======


(i) Pro forma interest expense is presented assuming an effective rate of 7.5% on borrowings under the Company's revolving credit facility. The adjustment for the Columbia Acquisition Properties also reflects an effective interest rate of 9.5% on assumed debt. The adjustment for the 1997 Offering represents interest savings related to the payoff of $7 million of credit facility borrowings at an effective rate of 7.5%.

(ii) Pro forma depreciation expense is presented assuming an 80% building and 20% land allocation of the purchase price and capitalized closing costs and assumes a useful life of 25 years.

         (E) Reflects the pro forma statements of operations of the TA Properties for the three months ended March 31, 1997 and for the year ended December 31, 1996. All amounts represent historical operations of the TA Properties except for the pro forma adjustments noted:

                                                        TA PROPERTIES
                                                 ---------------------------
                                                                    Three
                                                   Year             Months
                                                  Ended             Ended
                                                 December           March
                                                 31, 1996          31, 1997
                                                 --------          --------
Revenue:
     Base rents                                   $ 5,102        $ 1,292
     Tenant reimbursements                            735            188
     Other                                              9              4
                                                  -------        -------
       Total revenue                                5,846          1,484

Operating Expenses:
     Interest (i)                                   3,168            781
     Depreciation and amortization (ii)             1,352            333
     Property expenses                              1,962            439
     General and administrative                      --             --
                                                  -------        -------
       Total operating expenses                     6,482          1,553

Income (loss) before minority interest               (636)           (69)
Minority interest in (income) loss                     22              2
Income (loss) before uncombined entity               (614)           (67)
Equity in income of management company                105             26
                                                  -------        -------
Net income (loss)                                    (509)           (41)
Income allocated to Preferred Shares                 --             --
                                                  -------        -------
Income (loss) allocated to Common Shares          $  (509)       $   (41)
                                                  =======        =======



(i) Pro forma interest expense is presented assuming an effective rate of 7.5% on borrowings under the Company's revolving credit facility.

(ii) Pro forma depreciation expense is presented assuming an 80% building and 20% land allocation of the purchase price and capitalized closing costs and assumes a useful life of 25 years.

         (F) Reflects the pro forma statements of operations of the Emmes Properties for the three months ended March 31, 1997 and for the year ended December 31, 1996. All amounts represent historical operations of the Emmes Properties except for the pro forma adjustments noted:

                                                     EMMES PROPERTIES
                                                 ---------------------------
                                                                    Three
                                                   Year             Months
                                                  Ended             Ended
                                                 December           March
                                                 31, 1996          31, 1997
                                                 --------          --------
Revenue:
     Base rents                                 $  6,214          $  1,542
     Tenant reimbursements                         2,681               678
     Other                                            10                 1
                                                --------          --------
       Total revenue                               8,905             2,221

Operating Expenses:
     Interest (i)                                  4,987             1,230
     Depreciation and amortization (ii)            2,128               525
     Property expenses                             3,482               799
     General and administrative                     --                --
                                                --------          --------
       Total operating expenses                   10,597             2,554

Income (loss) before minority interest            (1,692)             (333)
Minority interest in (income) loss                    59                12
Income (loss) before uncombined entity            (1,633)             (321)
Equity in income of management company                65                16
                                                --------          --------
Net income (loss)                                 (1,568)             (305)
Income allocated to Preferred Shares                --                --
                                                --------          --------
Income (loss) allocated to Common Shares        $ (1,568)         $   (305)
                                                ========          ========




(i) Pro forma interest expense is presented assuming an effective rate of 7.5% on borrowings under the Company's revolving credit facility.

(ii) Pro forma depreciation expense is presented assuming an 80% building and 20% land allocation of the purchase price and capitalized closing costs and assumes a useful life of 25 years.

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Brandywine Realty Trust:

We have audited the combined statement of revenue and certain expenses of the TA Properties described in Note 1 for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Brandywine Realty Trust as described in Note 1 and is not intended to be a complete presentation of the TA Properties' revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the TA Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
    May 29, 1997

                                  TA PROPERTIES


               COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                 (Notes 1 and 2)





                                                          For the              For the Three Month Period
                                                        Year Ended                   Ended March 31,
                                                       December 31,      -------------------------------------
                                                           1996                  1997                1996
                                                   -----------------     ----------------    -----------------
                                                                                       (Unaudited)
REVENUE:
    Base rents (Note 2)                             $      5,102,000     $      1,292,000     $      1,228,000
    Tenant reimbursements                                    735,000              188,000              200,000
    Lease termination income (Note 2)                          9,000                4,000                1,000
                                                    ----------------     ----------------     ----------------

                Total revenue                              5,846,000            1,484,000            1,429,000
                                                    ----------------     ----------------     ----------------

CERTAIN EXPENSES:
    Maintenance and other operating expenses
                                                             955,000              197,000              309,000
    Utilities                                                305,000               64,000               73,000
    Real estate taxes                                        702,000              178,000              188,000
                                                    ----------------     ----------------     ----------------

                Total certain expenses                     1,962,000              439,000              570,000
                                                    ----------------     ----------------     ----------------

REVENUE IN EXCESS OF CERTAIN EXPENSES
                                                    $      3,884,000     $      1,045,000     $        859,000
                                                    ================     ================     ================








   The accompanying notes are an integral part of these financial statements.

                                  TA PROPERTIES


          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                DECEMBER 31, 1996




1. BASIS OF PRESENTATION:

On May 23, 1997, Brandywine Operating Partnership, L.P. (the "Operating Partnership"), a limited partnership of which Brandywine Realty Trust (the "Company") is the sole general partner, acquired the TA Properties, a ten property portfolio of office and flex/warehouse space located in Pennsylvania and New Jersey. The TA Properties contain an aggregate net rentable area of approximately 687,821 square feet, which was 94% leased as of December 31, 1996. The net purchase price for the TA Properties was $41,625,000 plus costs. The purchase price was primarily paid from borrowings under the Company's revolving credit facility.

The combined statements of revenue and certain expenses reflect the operations of the TA Properties. This combined statements of revenue and certain expenses are to be included in the Company's Current Report on Form 8-K as the acquisition has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the TA Properties are maintained on a cash basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, and other costs not directly related to the future operations of the TA Properties.

The combined statements of revenue and certain expenses for the three months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, all adjustments necessary to present fairly the revenue and certain expenses of TA Properties for the three months ended March 31, 1997 and 1996 have been included. The combined revenue and certain expenses for such interim periods are not necessarily indicative of the results for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities which affect the reported amounts of revenue and expenses during the reporting period. The ultimate results could differ from those estimates.

2. OPERATING LEASES:

Base rents for the year ended December 31, 1996, and the three months ended March 31, 1997 and 1996, includes straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments for the year ended December 31, 1996, and the three months ended March 31, 1997 and 1996, were ($44,000), ($7,000) (unaudited) and $12,000 (unaudited), respectively.

Rental revenues earned under leases with Bisys Qualified Plan were $834,661 and accounted for 17% of the total base rents of the TA Properties in 1996.

The TA Properties are leased to tenants under operating leases with expiration dates extending to the year 2009. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses, as of December 31, 1996, were as follows:

                     1997                                  $   4,721,000
                     1998                                      3,308,000
                     1999                                      2,649,000
                     2000                                      1,364,000
                     2001                                        589,000
                     Thereafter                                1,538,000

Certain leases also include provisions requiring tenants to reimburse the TA Properties for management costs and other operating expenses up to stipulated amounts.

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Brandywine Realty Trust:

We have audited the combined statement of revenue and certain expenses of the Emmes Properties described in Note 1 for the year ended December 31, 1996. This financial statement is the responsibility of management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Brandywine Realty Trust as described in Note 1 and is not intended to be a complete presentation of the Emmes Properties' revenue and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Emmes Properties for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



                                                             ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
    June 3, 1997

                                EMMES PROPERTIES


               COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES


                                                            For the             For the Three Month Period
                                                          Year Ended                  Ended March 31,
                                                         December 31,      ------------------------------------
                                                              1996               1997                1996
                                                       ---------------     ---------------     ----------------
                                                                                        (unaudited)

REVENUE:
    Base rents (Note 2)                                $     6,214,000     $      1,542,000    $      1,532,000
    Tenant reimbursements                                    2,681,000              678,000             579,000
    Other revenue                                               10,000                1,000               4,000
                                                       ---------------     ----------------    ----------------

                Total revenue                                8,905,000            2,221,000           2,115,000
                                                       ---------------     ----------------    ----------------

CERTAIN EXPENSES:
    Maintenance and other operating
       expenses                                              1,704,000              356,000             296,000
    Utilities                                                1,082,000              283,000             302,000
    Real estate taxes                                          696,000              160,000             174,000
                                                       ---------------     ----------------    ----------------

                Total certain expenses                       3,482,000              799,000             772,000
                                                       ---------------     ----------------    ----------------

REVENUE IN EXCESS OF CERTAIN EXPENSES
                                                       $     5,423,000     $      1,422,000    $      1,343,000
                                                       ===============     ================    ================








   The accompanying notes are an integral part of these financial statements.

                                EMMES PROPERTIES


          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES

                                DECEMBER 31, 1996




1. BASIS OF PRESENTATION:

On May 30, 1997, Brandywine Operating Partnership, L.P. (the "Operating Partnership"), a limited partnership of which Brandywine Realty Trust (the "Company") is the sole general partner, acquired the Emmes Properties, a portfolio of six office buildings located in New Jersey and Pennsylvania. The Emmes Properties contain an aggregate net rentable area of approximately 608,008 square feet, which was 83% leased as of December 31, 1996. The net purchase price for the Emmes Properties was $66.2 million. Approximately $52 million of the purchase price was paid from a bridge loan taken out by the Company, and the remaining amount was paid from borrowings under the Company's revolving credit facility.

The combined statements of revenue and certain expenses reflect the operations of the Emmes Properties. These combined statement of revenue and certain expenses are to be included in the Company's Current Report on Form 8-K as the acquisition has been deemed significant pursuant to the rules and regulations of the Securities and Exchange Commission.

The accounting records of the Emmes Properties are maintained on an accrual basis. Adjusting entries have been made to present the accompanying financial statements in accordance with generally accepted accounting principles. The accompanying financial statements exclude certain expenses such as interest, depreciation and amortization, and other costs not directly related to the future operations of the Emmes Properties.

The combined statements of revenue and certain expenses for the months ended March 31, 1997 and 1996 are unaudited. In the opinion of management, all adjustments necessary to present fairly the revenue and certain expenses of the Emmes Properties for the three months ended March 31, 1997 and 1996 have been included. The combined revenue and certain expenses for such interim periods are not necessarily indicative of the results for the full year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities which affect the reported amounts of revenues and expense during the reporting period. The ultimate results could differ from those estimates.

2. OPERATING LEASES:

Base rents for the year ended December 31, 1996, and the three months ended March 31, 1997 and 1996, include straight-line adjustments for rental revenue increases in accordance with generally accepted accounting principles. The aggregate rental revenue increase resulting from the straight-line adjustments for the year ended December 31, 1996, and the three months ended March 31, 1997 and 1996, were 321,000, $1,000 (unaudited) and $64,000 (unaudited), respectively.

During 1996, rental revenues earned under leases with Martin Marietta, New Jersey Bell, QAD, Inc. and Automotive Rentals were $1,433,000, $1,122,000, $745,000 and $662,000, respectively. Each of these leases individually represented greater than 10% of the Emmes Properties' total rental revenue in 1996.

The Emmes Properties are leased to tenants under operating leases with expiration dates extending to the year 2006. Future minimum rentals under noncancelable operating leases, excluding tenant reimbursements of operating expenses, as of December 31, 1996, were as follows:

                1997                                  $   6,263,000
                1998                                      6,166,000
                1999                                      4,465,000
                2000                                      3,573,000
                2001                                      2,758,000
                Thereafter                                7,172,000

Certain leases also include provisions requiring tenants to reimburse the Emmes Properties for management costs and other operating expenses up to stipulated amounts.